AEP to Detail 2013 Business Plans, Strategy to Support 4 to 6 Percent Operating Earnings Growth

Company announces increase in its dividend payout ratio

COLUMBUS, Ohio, Feb. 15, 2013 /PRNewswire/ -- American Electric Power (NYSE: AEP) will discuss fourth-quarter and 2012 earnings results, the company's 2013 business plan, expected capital investment and its growth strategy during a meeting today with investors in New York.

The company established its operating earnings guidance range (earnings excluding special items) for 2013 of $3.05 to $3.25 per share and a 2014 operating earnings guidance range of $3.15 to $3.45 per share supported by an earnings growth rate of 4 percent to 6 percent. AEP affirmed a 2013 capital budget of $3.6 billion. Capital expenditures for 2014 and 2015 are estimated at $3.8 billion per year.

In providing operating earnings guidance, there could be differences between operating earnings and Generally Accepted Accounting Principles (GAAP) earnings for matters such as changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items, and therefore is not able to provide a corresponding GAAP equivalent for earnings guidance.

"We resolved significant regulatory and financial challenges in 2012 and are well-positioned to execute on our strategy to grow earnings," said Nicholas K. Akins, AEP's president and chief executive officer. "The dedication of our employees and our continued discipline around controlling costs allowed us to deliver a total shareholder return of 8.22 percent in 2012, including dividends. To continue rewarding our shareholders and achieve payout ratios consistent with our regulated peers, we are increasing the targeted range for our dividend payout ratio to 60 to 70 percent of consolidated earnings.

"Our increased dividend payout ratio is fully supported by our regulated operations, which will remain the core of our business and will drive our earnings growth. AEP employees remain focused on our primary objective – safely generating and delivering reliable, affordable power for the benefit of our customers," Akins said. "I'm extraordinarily proud that our employees completed 2012 with no fatalities and record-low injury rates, while maintaining effective cost controls."

The company's strategy to increase transmission investment is improving the bottom line, according to Akins. Through 2012, AEP invested approximately $1.04 billion in its transcos and transmission joint ventures. In 2012, the transcos and transmission joint ventures contributed $0.09 per share to earnings. This contribution is expected to triple by 2014.

"With resolution of Ohio regulatory uncertainty, we are moving forward to restructure our business in the state and create two sustainable businesses from our Ohio assets: a competitive generation company and a regulated wires company. We expect to fully separate the Ohio generation from the Ohio utility assets at the end of 2013. Following this separation, 86 percent of AEP assets will remain regulated," Akins said.

AEP filed with the Federal Energy Regulatory Commission in October 2012 for corporate separation of its Ohio generating assets and transfer of those assets to its competitive generating entity and other operating companies.

AEP continued the transformation of its generating fleet, bringing nearly 1,200 megawatts of new, highly efficient generation on line in 2012. The company completed construction of the 580-megawatt combined-cycle natural gas Dresden Plant in February 2012 and completed the 600-megawatt John W. Turk Jr. Plant in December 2012. Turk is the first ultra-supercritical coal-fueled power plant in the United States.

According to Akins, AEP has a strong balance sheet and a stable credit outlook. The company's long-term capital plan is supported by cash flows and financial discipline without an anticipated need for equity financing beyond the company's existing dividend reinvestment plan and employee purchases of company stock through the 401K plans.

"We strengthened our financial profile in 2012 and are in a good position to support our growth strategy. We took advantage of available, low-priced debt capital and redeemed all of our long-term parent debt, replacing it with new long-term debt at more attractive rates that will save an expected $30 million a year in both 2013 and 2014," Akins said. "We also reduced our post-employment benefit liability by $460 million through modest changes to our post-retirement medical benefits.

"To ensure that our resources are aligned with our strategy, we took a hard look at all aspects of our organization in 2012 and adjusted our structure and cost profile to improve the efficiency of our operations; optimize our investments in our regulated operations; and better support our investments in transmission, the transformation of our generation fleet, and the transition of our business in Ohio. We will continue to put in place the improvements identified through this process in the months ahead. We expect to keep operations and maintenance expenses essentially flat in 2013, while allowing for necessary investments in new operations, employee-related expenses and general inflationary increases," Akins said.

The meeting with investors, which begins at 8 a.m. EST, will be webcast live at www.aep.com/webcasts. The webcast also will be available after the live event.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east and north Texas). AEP's headquarters are in Columbus, Ohio. News releases and other information about AEP can be found at www.aep.com.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth, or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, coal, natural gas and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for electricity, coal, natural gas and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the transition to market and expected legal separation for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate the Interconnection Agreement; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

CONTACT: MEDIA: Melissa McHenry, Director, External Communications, +1-614-716-1120; ANALYSTS: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840